Avaya Q2 Fiscal Year 2016 Earnings Call May 16, 2016

© 2016 Avaya Inc. All rights reserved. 2 Forward Looking Statements Certain statements contained in this presentation may be forward-looking statements, including statements about our future financial and operational performance, planned and unrealized future savings, as well as statements about our future growth plans and drivers. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "our vision," "plan," "potential," "predict," "should," "will" or "would" or the negative thereof or other variations thereof or other comparable terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to Avaya's filings with the SEC that are available at www.sec.gov and in particular, our 2015 Form 10-K filed with the SEC on November 23, 2015. Avaya disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation should be read in conjunction with our Form 8-K filed with the SEC on May 16, 2016. Within this presentation, we refer to certain non‐GAAP financial measures that involve adjustments to GAAP measures. Reconciliations between our non-GAAP financial measures and GAAP financial measures are included on the last three slides of this presentation. These slides, as well as current and historical financial data are available on our web site at www.avaya.com/investors None of the information included on the website is incorporated by reference in this presentation.

© 2016 Avaya Inc. All rights reserved. 3 Fiscal Q2 2016 Financial Highlights (Amounts are non-GAAP, comparisons in constant currency)  Revenue of $904 million - 5% lower sequentially and 8% lower than Q2 FY’15 – Software and Services accounted for over 76% of total revenue, a new record – Recurring revenue represents 53% of total revenue, a new record – Cloud and managed services revenues accounted for over 8% of total revenue  Estimated Total Contract Value over $3.1B; up QoQ and YoY to record levels  Year-over-year growth in: – Contact Center product revenue up 8% – Cloud & Managed Services revenue up 7% – Fabric-based networking solutions revenue up over 20%  Gross margin of 60.7% – Year-over-year increase as improved mix and cost reductions offset impact of lower revenue  Operating income of $162 million; Operating margin of 17.9% was up YoY  Adjusted EBITDA of $205 million; 22.7% of revenue was up YoY  Cash balance of $312 million – Q2 FY ‘16 YTD Free Cash Flow(1) was $3 million – Q2 FY ‘16 YTD Cash From Operations was $53 million – Q2 cash flow reflects timing of semi-annual interest payments on 10.5% bonds (1) Free Cash Flow is defined as Operating Cash Flow less Capital Expenditures

© 2016 Avaya Inc. All rights reserved. 4 Quarterly Income Statement (All amounts non-GAAP and dollars in millions) Revenue: FQ2 2016 FQ1 2016 FQ2 2015 Product $424 $464 $487 Services $480 $494 $508 Total Revenue $904 $958 $995 Gross Margin: Product 63.4% 64.7% 62.6% Services 58.3% 58.1% 57.9% Total Gross Margin 60.7% 61.3% 60.2% Operating Margin 17.9% 19.3% 16.3% Adjusted EBITDA $205 $228 $208 Adjusted EBITDA % 22.7% 23.8% 20.9% For a reconciliation of non-GAAP to GAAP financial information, please see the appendix. < ------------------ As Reported ------------------ >

© 2016 Avaya Inc. All rights reserved. 5 Quarterly Income Statement – Constant Currency Comparison (All amounts non-GAAP and dollars in millions) As Reported Revenue: FQ2 2016 FQ1 2016 FQ2 2015 Product $424 $462 $481 Services $480 $493 $499 Total Revenue $904 $955 $980 Gross Margin: Product 63.4% 64.9% 62.6% Services 58.3% 58.1% 58.5% Total Gross Margin 60.7% 61.4% 60.5% Operating Margin 17.9% 19.5% 16.5% Adjusted EBITDA $205 $228 $210 Adjusted EBITDA % 22.7% 23.9% 21.4% For a reconciliation of non-GAAP to GAAP financial information, please see the appendix. In Constant Currency

© 2016 Avaya Inc. All rights reserved. 6 Quarterly Revenue by Geographic Region (All amounts non-GAAP and dollars in millions) Revenue FQ2 2016 FQ1 2016 FQ2 2015 U.S. $505 $528 $531 EMEA $218 $239 $266 APAC $104 $106 $104 AI $77 $85 $94 Total $904 $958 $995 % of Total Revenue U.S. 56% 55% 53% EMEA 24% 25% 27% APAC 11% 11% 11% AI 9% 9% 9% Total 100% 100% 100% < ------------------ As Reported ------------------ >

© 2016 Avaya Inc. All rights reserved. 7 Quarterly Revenue by Geographic Region Constant Currency Comparison (All amounts non-GAAP and dollars in millions) As Reported Revenue FQ2 2016 FQ1 2016 FQ2 2015 U.S. $505 $528 $531 EMEA $218 $238 $262 APAC $104 $107 $103 AI $77 $82 $84 Total $904 $955 $980 % of Total Revenue U.S. 56% 55% 54% EMEA 24% 25% 27% APAC 11% 11% 11% AI 9% 9% 8% Total 100% 100% 100% In Constant Currency

AVAYA

Q2 FY '16 Financial Highlights

($M) Non-GAAP	2Q15 Actual	1Q16 Actual	2Q16 Actual
Revenue	$995	$958	$904
Gross Margin %	60.2%	61.3%	60.7%
Oper Expense %	43.9%	42.1%	42.8%
Oper Income %	16.3%	19.3%	17.9%
Adj EBITDA $	$208	$228	$205
Adj EBITDA %	20.9%	23.8%	22.7%

Fiscal 2016 Outlook

- Accelerated achievement of new cost savings expected to result in total of $65M – $85M of savings for fiscal 2016 over fiscal 2015
- Targeting to achieve $900M in adjusted EBITDA, assuming revenue in excess of $3.7B
- FY16 cash requirements* expected to be ~$890 - $900M

Notable Q2'16 Stats:

- New record of over $3.1B total estimated contract value, up 5% YoY
- Total estimated contract value for Cloud and Managed Services of ~$900M; up 17% YoY
- Recurring revenue was 53% of total
- 76% of total revenue from Software & Services
- 8% YoY growth in Contact Center product revenues
- 7% YoY growth in Cloud & Managed Services revenue
- Fabric-based networking revenues up over 20% YoY
- YoY increase in gross margin, operating margin & Adj. EBITDA %
- R&D investment >16% of product revenue
- $20M cost reductions realized YTD
- Free cash flow positive on YTD basis

* For Interest, Pension, Restructuring, Capital Spending, and Cash Taxes
For a reconciliation of non-GAAP to GAAP financial information, please see our most recent filings at www.sec.gov.

© 2016 Avaya Inc. All rights reserved.

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© 2016 Avaya Inc. All rights reserved. 9 Balance Sheet and Operating Metrics (Dollars in millions, Balance sheet items as of the end of the period indicated) FQ2 2016 FQ1 2016 FQ2 2015 Total Cash and Cash Equivalents $312 $344 $332 Cash from Operations ($2) $55 $81 Capital Expenditures and Capitalized Software $24 $26 $34 Days Sales Outstanding 57 59 59 Inventory Turns 8.8 8.8 8.5 Headcount (as of the end of the period indicated) 11,166 11,439 12,435 Annualized Quarterly Revenue ($K) / Headcount (as of the end of the period indicated) $324 $335 $320

© 2016 Avaya Inc. All rights reserved. 10 Debt Profile ($ in Billions, by calendar year)  $312M Cash Balance as of 3/31/16  Q2 FY ‘16 YTD free cash flow(1) of $3M  Q2 FY ‘16 YTD operating cash flow of $53M (1) Free Cash Flow is defined as Operating Cash Flow less Capital Expenditures NOTE: Amounts shown exclude $6.3M quarterly term loan B-7 principal amortization to be paid prior to May 29, 2020 $0.6 $0.5 $1.3 $2.1 $1.4 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 2016 2017 2018 2019 2020 2021 Overall Weighted Average Interest Rate 7.3% Today 5/16/16

© 2016 Avaya Inc. All rights reserved. 11 Fiscal Q3 2016 Financial Outlook (As Delivered 05/16/2016)  Given our current visibility, we believe FQ3 revenue will be in the range of $870M to $910M.  This reflects headwinds which include the hardware to software transition, the shift from CapEx to OpEx, global macroeconomic and currency-related uncertainty, and a challenging unified communications hardware market environment. Our expected range reflects the potential downward bias of these headwinds.  We also expect EBITDA will be in the range of 22 percent to 24 percent of revenue.  We expect total cash requirements for restructuring, pension, interest, cash taxes and capital spending in fiscal 2016 to be approximately $890 – $900 million. This reflects restructuring cash of approximately $125 – t$130 million and pension contributions in the range of $150 to $160 million.  We expect cash restructuring requirements for the second fiscal quarter to be approximately $35 million.  This is expected to result in total cash requirements for the second quarter of between $220 and $230 million dollars, down $20 to $30 million from fiscal Q2. NOTE: Avaya does not reiterate guidance or provide any form of mid-quarter update ($M) As Reported In Constant Currency Q3 FY ’15 $999 $993 Q2 FY ’16 $904 $909 Revenue Adjusted for Constant Currency

© 2016 Avaya Inc. All rights reserved. 12 Upcoming Events (See www.avaya.com/investors for additional details)  Tuesday, May 17, 2016 – Goldman Sachs 2016 Leveraged Finance Conference – Rancho Palos Verdes, CA – No company presentation  Thursday, June 9, 2016 – Barclays 2016 High Yield Conference – Colorado Springs, CO – Presenter: – Dave Vellequette, CFO – Presentation Time: 8:50 AM MDT – Webcast access available on www.avaya.com/investors Webcast links and details with supporting slides will be on the investor pages of our website www.avaya.com/investors

AVAYA

Pension & Other Post-Retirement Benefits Trend ($M)

Cash Effect [1]	FY'13	FY'14	Q1'15	Q2'15	Q3'15	Q4'15	FY'15	Q1'16	Q2'16
US Pension	108	160	15	25	26	29	95	20	19
Non-US Pension	25	27	4	13	4	4	25	3	14
OPEB	52	45	9	3	4	12	28	10	9
Total Cash Contributions	185	232	28	41	34	45	148	33	42

P&L Effect [1]	FY'13	FY'14	Q1'15	Q2'15	Q3'15	Q4'15	FY'15	Q1'16[*]	Q2'16[*]
US Pension	104	65	15	15	15	15	60	5	5
Non-US Pension	31	30	7	7	6	7	27	6	6
OPEB	(5)	4	1	1	1	-	3	(3)	(3)
Total P&L Expenses	130	99	23	23	22	22	90	8	8

- Cash payments are made either in compliance with applicable law and regulations where required, or to directly pay benefits where appropriate.
- P&L Expense is recognized as retirement benefits are earned during the participants' years of employment.

(1) Data source: Refer to "Benefit Obligations" section of Avaya's 10-Q and 10-K for the applicable periods

(*) FY'16 YoY reductions in US Pension expense are due principally to the change in estimate related to interest cost, while the reduction in OPEB is principally due to decreased amortization of prior service cost due to plan amendments that reduced plan benefits.

NOTE: See slide 14 for amounts used in Adjusted EBITDA calculation (to reflect amortization of prior service costs and associated gains/losses)

© 2016 Avaya Inc. All rights reserved.

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© 2016 Avaya Inc. All rights reserved. 14 Non-GAAP Reconciliation Adjusted EBITDA * For reconciliation of adjusted EBITDA for the fourth quarter of fiscal 2015, see our Form 8-k filed with the SEC on November 16, 2015 at www.sec.gov. . 2016 2015 2016 2015 Net loss (103)$ (22)$ (130)$ (19)$ Interest expense 117 110 235 222 Interest income - (1) - (1) Provision for (benefit from) income taxes 5 (6) 9 (3) Depreciation and amortization 91 92 184 186 110 173 298 385 Restructuring charges, net 21 10 44 25 Sponsors' and other advisory fees 4 2 6 4 Integration-related costs 1 - 1 1 Third-party sales transformation costs 3 - 5 - Non-cash share-based compensation 4 4 8 11 Change in certain tax indemnifications - - - (9) Resolution of certain legal matters 51 - 51 - (Gain) loss on foreign currency transactions (3) 1 (9) (5) Pension/OPEB/nonretirement postemployment benefits and long-term disability costs 14 17 29 34 Other - 1 - 1 Adjusted EBITDA 205$ 208$ 433$ 447$ EBITDA Three months ended March 31, Avaya Inc. Supplemental Schedule of Non-GAAP Adjusted EBITDA (Unaudited; in millions) Six months ended March 31,

© 2016 Avaya Inc. All rights reserved. 15 Non-GAAP Reconciliation Gross Margin and Operating Income Mar. 31, June 30, Sept. 30, Dec. 31, Mar. 31, 2015 2015 2015 2015 2016 Gross Profit 592$ 584$ 616$ 579$ 541$ Gross Margin 59.5% 58.5% 61.1% 60.4% 59.8% Items excluded: Amortization of acquired technology intangible assets 7 10 9 8 7 Resolution of certain legal matters - - - - 1 Non-GAAP Gross Profit 599$ 594$ 625$ 587$ 549$ Non-GAAP Gross Margin 60.2% 59.5% 62.0% 61.3% 60.7% Reconciliation of Non-GAAP Operating Income Operating Income 83$ 84$ 100$ 91$ 17$ Percentage of Revenue 8.3% 8.4% 9.9% 9.5% 1.9% Items excluded: Amortization of acquired intangible assets 64 65 66 65 63 Restructuring charges, net 10 7 30 23 21 Integration-related costs - - 2 - 1 Advisory fees - - - - 2 Third-party sales transformation costs - - - 2 3 Acquisition-related costs - 1 - - - Shar -based compensation 4 4 4 4 4 Resolution of certain legal matters - - - - 51 Other 1 - - - - Non-GAAP Operating Income 162$ 161$ 202$ 185$ 162$ Non-GAAP Operating Margin 16.3% 16.1% 20.0% 19.3% 17.9% Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin Three Months Ended Avaya Inc. Supplemental Schedules of Non-GAAP Reconciliations (Unaudited; in millions)

AVAYA

Non-GAAP Reconciliation
Product and Services Gross Margins

Avaya Inc.
Supplemental Schedules of Non-GAAP Reconciliation of Gross Profit and Gross Margin by Portfolio
(Unaudited; in millions)

	Three Months Ended				
	Mar. 31, 2015	**June 30, 2015**	**Sept. 30, 2015**	**Dec. 31, 2015**	**Mar. 31, 2016**
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products					
Revenue	$ 487	$ 494	$ 499	$ 464	$ 424
Costs (exclusive of amortization of acquired technology intangible assets)	182	186	173	164	156
Amortization of acquired technology intangible assets	7	10	9	8	7
GAAP Gross Profit	298	298	317	292	261
GAAP Gross Margin	61.2%	60.3%	63.5%	62.9%	61.6%
Items excluded:					
Amortization of acquired technology intangible assets	7	10	9	8	7
Resolution of certain legal matters	-	-	-	-	1
Non-GAAP Gross Profit	$ 305	$ 308	$ 326	$ 300	$ 269
Non-GAAP Gross Margin	62.6%	62.3%	65.3%	64.7%	63.4%
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services					
Revenue	$ 508	$ 505	$ 509	$ 494	$ 480
Costs	214	219	210	207	200
GAAP Gross Profit	294	286	299	287	280
GAAP Gross Margin	57.9%	56.6%	58.7%	58.1%	58.3%
Items excluded:					
None	-	-	-	-	-
Non-GAAP Gross Profit	$ 294	$ 286	$ 299	$ 287	$ 280
Non-GAAP Gross Margin	57.9%	56.6%	58.7%	58.1%	58.3%

© 2016 Avaya Inc. All rights reserved.

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